بسم الله الرحمن الرحيم

Arab Tower
5th Floor, Suite 504
Hamdan Street
P.O. Box : 44046
Abu Dhabi
United Arab Emirates

Tel: (9712) 744535
Fax: (9712) 768762

AL TAMIMI & COMPANY

التميمي و مشاركوه

Advocates & Legal Consultants

للمحاماة والاستشارات القانونيه

برج العرب
الطابق الخامس، شقة ٥٠٤
شارع حمدان
ص.ب : ٤٤٠٤٦
ابو ظبي
الامارات العربية المتحدة

هاتف : ٧٤٤٥٣٥ (٩٧١٢)
فاكس : ٧٦٨٧٦٢ (٩٧١٢)

MEMORANDUM

Having reviewed the Invitation to Bid on Advocate Mohammad Issa Oudeh's letterhead on behalf of City Mix LLC to Mr. Andrei Kharlanov dated 5 November 2000 and the letter of acceptance from "City Mix" to Mr. Andrei Kharlanov dated 18 November 2000, we understand that Mr. Andrei Kharlanov was accepted to acquire ownership in and management of City Mix LLC pursuant to a private auction organized by the local owners of City Mix LLC being Messrs Dhafir and Mubarak Al Ahbabi, and carried out in the Emirate of Abu Dhabi on their behalf by Advocate Mohammad Issa Oudeh.

Subsequent to this, an Agreement was entered into on 26 November 2000 between City Mix Management Company and Messrs Dhafir and Mubarak Al Ahbabi (the "Agreement"). The Agreement was executed by Mr. Andrei Kharlanov on behalf of City Mix Management Company, which at the time was under incorporation. Upon its incorporation and pursuant to an Acknowledgement and Undertaking dated 2 October 2001 City Mix Management Company confirmed its rights and obligations as a party to the said Agreement.

This memorandum addresses City Mix Management Company's ownership in and management of City Mix LLC, pursuant to (i) the UAE laws; (ii) the Agreement; (iii) the notarized Share Transfer and Amendment to the Memorandum of Association of City Mix LLC dated 26 November 2000 and notarized on 28 May 2001 ("Share Transfer"); (iv) the notarized power of attorney from Mubarak Al Ahbabi to City Mix Management Company dated 13 August 2001 ("Power of Attorney"); and (v) the amended licenses and registration certificates of City Mix LLC comprising of the Abu Dhabi Municipality Trade License, the Abu Dhabi Municipality Commercial Registration Certificate, Abu Dhabi Chamber of Commerce and Industry Membership Certificate and the Abu Dhabi Industrial License valid as of 20 May 2001, 20 May 2001, 23 July 2001 and 11 August 2001 respectively.

I. Law

Shareholding in a Limited Liability Company

Under the UAE Commercial Companies Law being Federal Law no. (8) of 1984 as amended, the minimum cumulative shareholding of UAE nationals in a limited liability company must be 51% of the paid up capital of the company.

Furthermore, under Article (218) of the UAE Commercial Companies Law, the partners of a limited liability company cannot be more than fifty and less than two.

Dubai
18th Floor,
Dubai World Trade Centre
P.O. Box : 9275, Dubai, U.A.E.
Tel: (04) 317090, Fax: (04) 313177
email: tamimi@emirates.net.ae

Sharjah
6th Floor,
Abu Dhabi Commercial Bank Bldg.
Mina Street
P.O. Box : 5099, Sharjah, U.A.E.
Tel: (06) 727255, Fax: (06) 727258

الشارقة
الدور السادس
بناية بنك ابوظبي التجاري
شارع الميناء
ص.ب : ٥٠٩٩، الشارقة، ا.ع.م.
هاتف : ٧٢٧٢٥٥ (٠٦) فاكس : ٧٢٧٢٥٨ (٠٦)

دبـي
الدور الثامن عشر
مركز دبي التجاري العالمي
ص.ب : ٩٢٧٥، دبي، ا.ع.م.
هاتف : ٣١٧٠٩٠ (٠٤)، فاكس : ٣١٣١٧٧ (٠٤)
البريد الالكتروني

Enforceability of Private Agreements

Under Article (126) of the UAE Civil Transactions Law being Federal Law no. (8) of 1985, parties are free to enter into a contract over any subject matter provided that the subject matter is not prohibited by a provision of the law and is not contrary to public order or morals.

Revocation of Power of Attorney

Under Article (955) of the UAE Civil Transactions law, if an agency has been created for the benefit of the agent, the principal may not terminate or restrict the powers of the agent without its consent. Furthermore, under Article (956) of the UAE Civil Transactions Law, the principal must indemnify the agent against any loss suffered by the agent being dismissed at an inappropriate time or without acceptable justification.

Powers granted to the Manager/Partner

Under Article (245) of the UAE Commercial Companies Law, every partner of a limited liability is entitled to attend the general assembly meeting irrespective of the number of shares he/it owns. The partners may delegate another partner who is not a manager to represent him/it at the general assembly. Each partner shall have a number of votes equal to the number of shares he/it owns or represents.

Under Articles (103) and (237) of the UAE Commercial Companies Law, the manager shall have the full authority to manage the company. However, it may not conclude loan agreements for a period in excess of 3 years, nor sell the company's real estate or its place of business, mortgage these assets, absolve company debtors of their liabilities, conduct a conciliation or agree for an arbitration, without the approval of the general assembly.

Management

Under Article (235) of the UAE Commercial Companies Law, the manager of a limited liability company shall be appointed in the memorandum of association of the company or by a separate contract for a limited or unlimited period.

Furthermore, under Article (236) if the manager is appointed in the company memorandum of association without limiting the duration, he shall remain as manager for the duration of the company unless the memorandum provides that he may be dismissed.

II Application

Shareholding in City Mix LLC

In essence the Agreement states that City Mix Management Company shall exercise 100% beneficial ownership of City Mix LLC by virtue of the Power of Attorney granted to it by Mubarak Al Ahbabi, despite the fact that both these parties acknowledge that Mubarak Al Ahbabi and City Mix Management Company are the registered 51% and 49% owners respectively of City Mix LLC. Such an agreement between the parties does not contravene the UAE Commercial Companies Law and hence is valid and enforceable.

The Power of Attorney allows City Mix Management Company to exercise ownership rights with respect to Mubarak Al Ahbabi's 51% shareholding in City Mix LLC. However, pursuant to Article (245) of the UAE Commercial Companies Law, Mubarak Al Ahbabi may not be able to delegate City Mix Management Company as partner/manager to represent him at the general assembly meeting of City Mix LLC.

Management in City Mix LLC

Based on the above provisions of the law, the Agreement and the Share Transfer, City Mix Management Company is the duly appointed manager of City Mix LLC for the duration of the Company, with all powers to exclusively operate and manage the business of City Mix LLC with the exception of the activities stated in Article (103) of the UAE Commercial Companies Law.

III. Conclusion

In conclusion, City Mix Management Company is the legally registered owner of the 49% shareholding in City Mix LLC with a contractual right to exercise 100% beneficial ownership in City Mix LLC pursuant to the Power of Attorney granted to it subject to the restrictions as discussed above. In the event that there is ever a dispute between Mubarak Al Ahbabi and City Mix Management Company over the shareholding in City Mix LLC, which cannot be settled amicably and would need to be resolved by arbitration or the courts, City Mix Management Company would not be granted 100% legal ownership of City Mix LLC. Furthermore, under the Share Transfer, City Mix Management Company has the exclusive control, authority and responsibility for the operation, management and administration of City Mix LLC subject to the exceptions as discussed above.

Al Tamimi & Company
17 October 2001